Exhibit 32

ANSWERTHINK, INC

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Answerthink, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ted A. Fernandez, Chairman of the Board and Chief Executive Officer, and Grant M. Fitzwilliam, Executive Vice President and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of section 13 (a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ted A. Fernandez
Ted A. Fernandez
Chairman of the Board and Chief Executive Officer
August 9, 2006

/s/ Grant M. Fitzwilliam
Grant M. Fitzwilliam
Executive Vice President, Finance and Chief Financial Officer
August 9, 2006

A signed original of this statement required by Section 906 has been provided to Answerthink, Inc. and will be retained by Answerthink, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.